NEWS
                           Delta and Pine Land Company
                                  P.O. Box 157
                            Scott, Mississippi 38772
   __________________________________________________________________________

Contact: Investors                       Media
         Tom Jagodinski                  Jonathan Gasthalter/Cassandra Bujarski
         Delta and Pine Land Company     Citigate Sard Verbinnen
         662-742-4518                    212-687-8080

             DELTA AND PINE LAND COMPANY ANNOUNCES THIRD QUARTER AND
                          NINE-MONTH OPERATING RESULTS

 Increased Cotton Acreage and Market Share Drives Record Quarterly Revenues of
                                  $287 Million

   Generates Third Quarter EPS of $1.28, after a $0.12 per share IPR&D Charge

                  Second Highest Quarterly Net Income Reported
                -------------------------------------------------

         SCOTT, MS, July 6, 2006 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for the third quarter and nine-month period ended May 31, 2006.

         Third Quarter Results
         Net income for the 2006 third quarter was $1.28 per diluted share, compared to last year's third quarter net income of $0.91 per diluted share. Third quarter earnings were reduced by charges of $0.02 per diluted share related to Pharmacia/Monsanto litigation expenses and $0.12 per diluted share related to the write-off of acquired in-process research and development ("IPR&D") and related transaction costs from the previously announced acquisition of Syngenta's global cotton seed assets. The net income reported by the Company for the third quarter represents the second highest net income ever reported for a single quarter, behind only the second quarter of 2000, which included pre-tax income of $71 million from an unusual item. In the prior year third quarter, Pharmacia/Monsanto litigation expenses were $0.01 per diluted share. The recently announced strategic licensing agreements for cotton, soybean and other technologies with a DuPont subsidiary, Pioneer Hi-Bred International, Inc. will be accounted for in the fourth quarter.
         Revenues of $286.6 million reported for the 2006 third quarter, compared to $203.3 million for prior year quarter, are the highest ever for the Company in a single quarter. Revenues were impacted by: (1) a significant increase in units sold, due to an increase in cotton acreage and an increase in market share in our key markets in the states east of Texas; (2) higher technology fees per unit; (3) a shift in our sales mix to more premium-priced, stacked-trait varieties; and (4) premium seed treatment revenues, partially offset by higher sales allowances. International revenues were slightly higher than the prior-year quarter, due to a shift in sales into the third quarter in 2006 in both Mexico and Spain, and higher unit sales in Turkey. Earnings were also impacted in the third quarter of 2006 by increased spending on research and development activities related to new technologies, higher professional fees related to litigation (other than the Pharmacia/Monsanto lawsuit), and share-based compensation costs.

         Nine-Month Results
         After charges of $0.05 per diluted share related to Pharmacia/Monsanto litigation expenses and $0.12 related to the aforementioned IPR&D write-off, net income for the 2006 nine-month period was $1.43 per diluted share, compared to net income of $1.28 per diluted share for the same period last year. Net income in the 2005 nine-month period included a reduction of $0.06 per diluted share for Pharmacia/Monsanto litigation expenses.
         Record revenues for the 2006 nine-month period were $411.4 million, compared to $340.6 million in the prior year. Revenues were impacted by an increase in cotton acreage and the aforementioned market share factors. International sales were lower for the nine month period due to acreage reductions, government regulations and exchange rates in certain markets. Earnings were also impacted by increased spending on research and development activities related to new technologies, higher professional fees related to litigation (other than the Pharmacia/Monsanto lawsuit), and share-based compensation costs.
         Tom Jagodinski, President and Chief Executive Officer, said, "Our quarter and year-to-date results were strong, resulting largely from the continued penetration and performance of our cotton germplasm and sales of premium seed treatments. We are continuing to execute our strategy of in-licensing new technologies from multiple partners to offer farmers more technology choices. We are pleased to have completed the acquisition of Syngenta's cotton seed assets in the quarter, as well as our recent strategic licensing agreement with DuPont. Further, preliminary indications demonstrate an increase in cotton acreage and we have expanded our market share in the high value markets east of Texas."

         Share Repurchase Program
         From September 1, 2005 through June 30, 2006, D&PL repurchased 808,494 shares at an aggregate purchase price of approximately $19.7 million under the June 30, 2005 share repurchase program. The Company expects to continue repurchasing shares under this plan over time and through a variety of methods, which generally will include open market purchases. The timing and amount of repurchases under this program will depend on market conditions, legal restrictions and other factors.

         Conference Call
         D&PL will hold a conference call this morning at 11:00 a.m. EDT/10:00 a.m. CDT to review this announcement. The call can be accessed by dialing 1-800-374-0532 (International, 706-634-0148) and access code 1683562. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon EDT/ 11:00 a.m. CDT on Thursday, July 6, 2006 through midnight EDT/ 11:00 p.m. CDT on Thursday, July 13, 2006 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 1683562.

         About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                       May 31,             May 31,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        286,618    $        203,320
COST OF SALES                                                                              184,696             129,747
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                               101,922              73,573
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                  6,631               5,781
   Selling                                                                                   3,793               3,706
   General and administrative                                                                9,163               6,143
   In-process research and development and related transactional costs                       7,042                   -
                                                                                  -----------------   ------------------
              Total operating expenses                                                      26,629              15,630
                                                                                  -----------------   ------------------

OPERATING  INCOME                                                                           75,293              57,943

INTEREST (EXPENSE) INCOME, NET                                                                (341)                336
OTHER EXPENSE, NET                                                                          (1,336)               (851)
EQUITY IN NET LOSS OF AFFILIATE                                                               (821)               (781)
MINORITY INTEREST IN LOSS OF SUBSIDIARIES                                                      307                 394
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  73,102              57,041
INCOME TAX EXPENSE                                                                          25,424              20,757
                                                                                  -----------------   ------------------

NET INCOME                                                                                  47,678              36,284
DIVIDENDS ON PREFERRED STOCK                                                                  (160)               (128)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $         47,518    $         36,156
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE                                                          $           1.33    $           0.94

                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS PER SHARE
     CALCULATIONS                                                                           35,734              38,416
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE                                                        $           1.28    $           0.91
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS PER SHARE
     CALCULATIONS                                                                           37,123              39,839
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.15    $           0.12
                                                                                  =================   ==================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE NINE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                       May 31,             May 31,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        411,422    $        340,633
COST OF SALES                                                                              265,505             213,343
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                               145,917             127,290
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                 18,416              15,857
   Selling                                                                                  11,110              10,258
   General and administrative                                                               22,616              15,587
   In-process research and development and related transactional costs                       7,042                   -
                                                                                  -----------------   ------------------
              Total operating expenses                                                      59,184              41,702
                                                                                  -----------------   ------------------

OPERATING  INCOME                                                                           86,733              85,588

INTEREST INCOME, NET                                                                           864               1,435
OTHER EXPENSE, NET                                                                          (3,270)             (3,331)
EQUITY IN NET LOSS OF AFFILIATE                                                             (2,415)             (2,167)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                 (394)             (1,951)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  81,518              79,574
INCOME TAX  EXPENSE                                                                         28,616              28,447
                                                                                  -----------------   ------------------

NET INCOME                                                                                  52,902              51,127
DIVIDENDS ON PREFERRED STOCK                                                                  (480)               (384)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $         52,422    $         50,743
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE                                                          $           1.46    $           1.32
                                                                                  =================   ==================
NUMBER OF SHARES USED IN BASIC EARNINGS PER SHARE
     CALCULATIONS                                                                           35,832              38,573
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE                                                        $           1.43    $           1.28
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS PER SHARE
     CALCULATIONS
                                                                                            37,093              39,928
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.45    $           0.36
                                                                                  =================   ==================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                               May 31,            August 31,            May 31,
                                                                                2006                2005                 2005
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $        141,018     $         93,075     $        111,287
Receivables, net                                                                  315,254              228,800              258,087
Inventories                                                                        32,784               26,625               29,099
Prepaid expenses                                                                      816                1,874                1,024
Deferred income taxes                                                              10,792                6,305                5,230
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          500,664              356,679              404,727

PROPERTY, PLANT AND EQUIPMENT, NET                                                 59,778               60,158               61,255
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, NET                                                                    8,170                5,960                5,797
OTHER ASSETS                                                                        1,268                1,446                1,492
DEFERRED INCOME TAXES                                                              10,574               10,758                7,603
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        584,637     $        439,184     $        485,057
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable and current maturities of long-term debt                   $          8,064     $         10,078     $         11,491
Accounts payable                                                                    9,194               18,218               11,820
Accrued expenses                                                                  329,114              221,824              242,960
Income taxes payable                                                               31,168               12,893               19,995
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                    377,540              263,013              286,266
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                      3,578                7,271               11,217
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   5,271                4,877                5,219
                                                                         ------------------   -----------------    -----------------
COMMITMENTS AND CONTINGENCIES (Note 10 )

STOCKHOLDERS' EQUITY:

Preferred stock, par value $0.10 per share; 2,000,000 shares authorized;
  Series A Junior Participating Preferred, par value $0.10 per share;
     501,989,  456,989,  and  456,989  shares  authorized;  no shares
     issued or outstanding;                                                             -                    -                    -
  Series M  Convertible  Non-Voting  Preferred,  par  value  $0.l0  per
     share; 1,066,667 shares authorized, issued and outstanding                       107                  107                  107
Common  stock, par value $0.10 per share; 100,000,000 shares authorized;
     41,521,498, 40,928,929 and 40,857,834 shares issued;
     35,970,798, 36,099,823 and 36,138,728 shares outstanding                       4,152                4,093                4,086
Capital in excess of par value                                                     97,041               81,640               79,941
Retained earnings                                                                 236,055              199,742              213,891
Accumulated other comprehensive loss                                               (4,520)              (4,305)              (1,390)
Treasury stock, at cost;  5,550,700, 4,829,106 and 4,719,106 shares              (134,587)            (117,254)            (114,280)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        198,248              164,023              182,355
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        584,637     $        439,184     $        485,057
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                               May 31,             May 31,
                                                                                2006                2005
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $         52,902     $         51,127
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                7,027                6,461
       Loss (gain) on sale of assets                                                   54                 (309)
       In-process research and development and related charges                      7,042                    -
       Excess tax benefits from stock-based compensation arrangements              (1,285)                   -
       Equity in net loss of affiliate                                              2,415                2,167
       Foreign exchange loss (gain)                                                   374                  (95)
       Accretion of debt discount                                                     340                  583
       Minority interest in earnings of subsidiaries                                  394                1,951
       Stock-based compensation expense                                             2,493                   67
       Change in deferred income taxes                                             (4,301)               4,574
       Changes in assets and liabilities:
              Receivables                                                         (86,467)             (72,774)
              Inventories                                                          (5,978)               1,595
              Prepaid expenses                                                      1,020                  897
              Intangibles and other assets                                             50                 (382)
              Accounts payable                                                     (9,424)             (12,351)
              Accrued expenses                                                    107,056               54,853
              Income taxes payable                                                 18,248               13,494
                                                                         ------------------   -----------------
              Net cash provided by operating activities                            91,960               51,858
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (6,246)              (5,129)
  Sale of investments and property                                                     72                  433
  Acquisition of business and in-process research and development                  (9,662)                   -
  Investment in affiliate                                                          (2,325)              (2,230)
                                                                         ------------------   -----------------
              Net cash used in investing activities                               (18,161)              (6,926)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                     (51,049)                   -
  Dividends paid                                                                  (16,589)             (14,044)
  Proceeds from short-term debt                                                    45,000                    -
  Minority interest in dividends paid by subsidiary                                     -               (1,318)
  Payments to acquire treasury stock                                              (17,333)             (82,561)
  Proceeds from exercise of stock options                                          12,968               13,176
  Excess tax benefits from stock-based compensation arrangements                    1,285                    -
                                                                         ------------------   -----------------
              Net cash used in financing activities                               (25,718)             (84,747)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                           (138)               1,515

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               47,943              (38,300)
CASH AND CASH EQUIVALENTS, August 31                                               93,075              149,587
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, May 31                                        $        141,018     $        111,287
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the nine months for:
      Interest, net of capitalized interest                              $            238     $              -
      Income taxes paid                                                  $         12,381     $          9,261

   Noncash financing activities:
      Tax benefit of equity awards                                       $          2,067     $          2,518

